SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 14, 2009

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On August 14, 2009, Triumph Group, Inc. (the “Company”) amended and restated its existing Amended and Restated Credit Agreement dated as of July 27, 2005 (the “Original Credit Agreement”) among the Company, certain of its subsidiaries, as guarantors, the lenders party thereto, and PNC Bank, National Association, as administrative agent for such lenders (the “Agent”), by entering into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, certain of its foreign subsidiaries, as co-borrowers (the “Subsidiary Borrowers,” and together with the Company, the “Borrowers”), and substantially all of its domestic subsidiaries, as guarantors (the “Subsidiary Guarantors”), the lenders party thereto (the “Lenders”) and the Agent, as administrative agent for the Lenders (the “Agent”).  Pursuant to the Credit Agreement, the Lenders have provided the Borrowers with a revolving line of credit pursuant to which the Borrowers can borrow, repay and re-borrow revolving credit loans in an aggregate amount not to exceed $485,000,000 outstanding at any time (the “Revolving Facility”).  The Borrowers are permitted under the Revolving Facility to request (i) that up to $200,000,000 of loans, on an as converted basis, be made in certain foreign currencies (the “Designated Currencies”), (ii) the issuance of letters of credit (including letters of credit denominated in the Designated Currencies) in an aggregate face amount not to exceed $30,000,000 on an as converted basis and (ii) obtain short-term swing loans in an aggregate amount not to exceed $30,000,000. During the term of the Credit Agreement, the Company also has the option to increase the maximum principal amount of the Revolving Facility by $50,000,000 from $485,000,000 to $535,000,000.

The initial proceeds of the borrowings under the Revolving Facility were used to refinance the Company’s outstanding indebtedness under the Original Credit Agreement.  In addition, the Borrowers are permitted to use the revolving credit loans to (i) provide for the general corporate purposes and (ii) finance certain acquisitions.

The Subsidiary Guarantors have provided a joint and several guaranty (the “Guaranty”) of the Borrowers’ obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).  In addition, the Borrowers’ obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are secured by a pledge of 65% of the capital stock of certain of the Company’s first-tier foreign subsidiaries.

Borrowing rates for the revolving credit loans are determined at the Company’s option at the time of each borrowing.  The Company may choose from (i) a base rate, which is generally equal to (a) the greatest of (1) the prime rate, (2) the federal funds rate and (3) a daily published London Interbank Offer Rate (“LIBOR”) plus (b) 0.5% plus (c) a specified margin ranging from 1.25% per annum to 2.50% per annum, or (ii) a rate based generally on LIBOR plus a specified margin ranging from 2.25% per annum to 3.50% per annum.  The specified margin is determined quarterly based on the Total Leverage Ratio (as defined below) as of the last day of the applicable fiscal quarter.  All swing loans bear interest, at the Company’s option, at either the base rate or at a rate mutually agreed upon by the Agent and the Company at the time of the Company’s request for a swing loan.  The Company is also required to pay a customary quarterly commitment fee on the average daily unused portion of the Revolving Facility for each fiscal quarter and customary fees in connection with the issuance of letters of credit.  The commitment fee ranges from 0.30% per annum to 0.50% per annum and is determined quarterly based on the Company’s Total Leverage Ratio as of the last day of the applicable fiscal quarter.  The fees associated with letters of credit include (i) a quarterly fronting fee equal to 0.125%, and (ii) a quarterly fee ranging from 2.25% per annum to 3.50% per annum based on the Company’s Total Leverage Ratio, in each case based on the average daily (x) aggregate face amount of undrawn letters of credit and (y) aggregate amount of all letters of credit drawn but reimbursed during such quarter.  Such fees are payable on the last day of the applicable fiscal quarter.

All outstanding principal and interest under the Revolving Facility will be due and payable on January 30, 2013.  Interest accrued on the outstanding principal under the Revolving Facility bearing interest at (i) the base rate will be payable quarterly and (ii) LIBOR will be payable at the end of the applicable interest period.

The Company has the right to prepay the revolving credit loans in whole or in part without premium or penalty, subject to indemnity obligations related to the early repayment of borrowings bearing interest at the London Interbank Offer Rate under the Credit Agreement.

The Credit Agreement contains representations, warranties and covenants customary for financings of this type including, without limitation, financial covenants under which the Company is obligated to maintain on a consolidated basis, as of the end of each fiscal quarter, a certain:  (i) minimum ratio of (a) consolidated earnings plus interest, taxes depreciation, amortization and non-recurring non-cash losses less non-recurring gains (“EBITDA”) to (b) interest expense, in each case for the period of four consecutive fiscal quarters then ending; (ii) maximum ratio of (a) total indebtedness less total cash or cash equivalents in excess of $25,000,000 which is maintained by the Company or any domestic Subsidiary Borrower or Subsidiary Guarantor with a Lender (“Total Net Debt”) as of such date to (b) EBITDA, as adjusted for acquisitions or dispositions (“Adjusted EBITDA”), for the period of four consecutive fiscal quarters then ending (“Total Leverage Ratio”); and (iii) maximum ratio of (a) Total Net Debt less subordinated indebtedness as of such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters then ending.  In addition, the Company and its subsidiaries are subject to certain other covenants, including, without limitation, covenants limiting their ability to (i) incur indebtedness and guaranty obligations, (ii) granting liens, (iii) make loans, advances, investments, distributions and acquisitions, (iv) merge or liquidate, (v) sell or transfer assets and (v) engage in transactions with affiliates.

The Borrowers are also subject to customary events of default, including, without limitation, (i) the failure to pay principal, interest or fees when due, (ii) breach of representations or warranties, (iii) covenant defaults, (iv) cross-defaults to other indebtedness in excess a specified amount, (v) change of control, (vi) insolvency or bankruptcy and (vii) monetary judgments in excess of a certain amount.  If an event of default occurs and is continuing, the Agent or the Required Lenders (as defined in the Credit Agreement) may declare the outstanding obligations under the Credit Agreement immediately due and payable.

This summary is qualified in its entirety by reference to the Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03                  Creation of a Direct Financial Obligation or an Obligation under an Off-BalanceSheet Arrangement of a Registrant.

The Credit Facility constitutes a direct financial obligation of the Company.  The Company’s disclosure in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of August 14, 2009.

99.1	Press Release dated August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2009		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of August 14, 2009.

99.1	Press Release dated August 17, 2009.